                                                                   Exhibit 10.16

[EUROBANK LOGO]

                                                      EFG Eurobank Ergasias S.A.

Messrs.
CAPITAL SHIP MANAGEMENT CORP.,
3 lassonos Str.,
Piraeus, 185 37

                                                                   24th May 2005

Dear Sirs,

Further to our recent discussions, we are pleased to set out below the terms and conditions of a non-amortizing eurodollar credit facility (the "FACLLITY"), which we, EFG Eurobank Ergasias S.A. (the "BANK"), are prepared in principle and subject to satisfactory documentation (of a loan agreement and of any security documents as the Bank may require in its sole and absolute discretion, as per below) to arrange.

PURPOSE:               To provide funds to the Borrower for general corporate
                       purposes.

BORROWER:              Capital Ship Management Corp. of Panama, the management
                       company of the group vessels.

AMOUNT:                USD 60,000,000 (US Dollars sixty million).

DRAWDOWN:              In 1 (one) tranche, subject to satisfaction of all
                       conditions precedent, and in any event not later than
                       30th June 2005.

FINAL MATURITY:        At the earlier of:

                            o    12 (twelve) months from Drawdown, or

                            o    1 (one) month from the date when a holding
                                 company that will beneficially own the group
                                 vessels (the "HOLDING COMPANY") is
                                 successfully listed in the NYSE or NASDAQ.

AMORTIZATION:          Through bullet payment on Final Maturity.

OPTIONAL PREPAYMENT:   Prepayment of the Facility may be made without premium or
                       penalty at the end of the relative interest period in
                       minimum amounts of USD 1,000,000 (US Dollars one
                       million). Any amounts prepaid may not be re-borrowed.

INTEREST RATE:         Interest will be payable on rollover dates or quarterly
                       in arrears, whichever is earlier, at the rate of 0.50%
                       (zero point five percent) per annum over the London
                       Interbank Offer Rate (LIBOR) for maturities of 1 (one), 2
                       (two) or 3 (three) months, or any other period acceptable
                       to the Bank.

ARRANGEMENT FEE:       Flat fee of USD 90,000 (US Dollars ninety thousand), to
                       be paid to the Bank upon Drawdown.

SECURITY:              Such security to be provided (in favour of the Facility)
                       prior to Drawdown and/or thereafter, as the Bank may
                       require in its sole and absolute discretion.

                       The Bank shall advise the Borrower of any such required
                       security before the finalization of the relevant Facility
                       documentation.

COVENANTS:             a) The Borrower shall not carry on any other business
                       than the management and/or operation of ocean-going
                       vessels. Any material change in the Borrower's business
                       to require the prior consent of the Bank.

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                       b) No change of beneficial ownership and management of
                       the Borrower to be effected throughout the Facility
                       period without the prior written consent of the Bank.

                       c) Borrower (incl. related companies) to provide the Bank
                       with financial statements and interim information
                       pertaining to its performance.

                       d) Borrower (incl. related companies} to provide and/or
                       disclose any information on its activities including
                       financial standing, commitments and operations as the
                       Bank may reasonably request from time to time.

DOCUMENTATION:         The Facility will be subject to the negotiation,
                       execution and exchange of loan documentation
                       satisfactory, in all respects, to the parties thereto,
                       including the Facility Agreement. The Facility Agreement
                       will incorporate clauses currently standard in the
                       eurocurrency loan market for transactions of this type.
                       In particular, the Facility Agreement will incorporate,
                       inter alia, the following:

                       a) Conditions precedent.

                       b) Representations and warranties.

                       c) Events of default (including among other things,
                       cross-default, cessation of business, material adverse
                       change, change in control, unlawfulness).

                       d) Reimbursement of increased costs to the Bank
                       (resulting from the imposition of, or changes in the
                       administration or interpretation of, capital ratio or
                       reserve requirements on contingent liabilities or other
                       measures imposed by the regulatory authorities).

TRANSFERABILITY:       The Bank reserves the right to transfer, assign, or sell
                       part or whole of the Facility to its affiliates or,
                       subject to the Borrower's consent, to a third Financial
                       Institution, at the expense of the Borrower.

GOVERNING LAW:         The laws of Greece.

LEGAL EXPENSES:        All expenses incurred by the Bank in connection with the
                       preparation, negotiation and execution of the Facility
                       documents will be paid by the Borrower.

We are happy to offer you the Facility. If the above terms and conditions meet with your approval, please indicate your acceptance by signing and returning the enclosed copy of this letter by 30th May 2005, at which time the offer will expire.

Sincerely yours,

/s/ Lambros Theodorou                   /s/ Athanassios Doudoulas
-------------------------------------   ----------------------------------------
Lambros Theodorou                       Athanassios Doudoulas
Deputy General Manager                  Account Manager